Exhibit 10.11(a)
                       FIRST AMENDMENT TO

                   CONTINENTAL AIRLINES, INC.

                    1997 STOCK INCENTIVE PLAN


RESOLVED, that pursuant to Section X of the Company's 1997 Stock
Incentive Plan, such Plan be and hereby is amended such that the penultimate paragraph of Section IX(c) of such Plan shall read in its entirety as follows:

     "Upon the occurrence of a Change in Control, with respect to each recipient of an Award hereunder, (AA) all Options granted to such recipient and outstanding at such time shall immediately vest and become exercisable in full (but subject, however, in the case of Incentive Stock Options, to the aggregate fair market value, determined as of the date the Incentive Stock Options are granted, of the stock with respect to which Incentive Stock Options are exercisable for the first time by such recipient during any calendar year not exceeding $100,000) and, except as required by law, all restrictions on the transfer of shares acquired pursuant to such Options shall terminate and (BB) all restrictions applicable to such recipient's Restricted Stock shall be deemed to have been satisfied and such Restricted Stock shall vest in full."